Exhibit 10.19

InSight Health Services Corp.

and

The Guarantors listed on Schedule B hereto

$25,000,000

9 7/8 % Senior Subordinated Notes Due 2011

Purchase Agreement

dated  February 26, 2004

Banc of America Securities LLC

Table of Contents

Section 1.	Representations and Warranties
(a)	No Registration Required
(b)	No Integration of Offerings or General Solicitation
(c)	Eligibility for Resale Under Rule 144A
(d)	The Offering Memorandum
(e)	Incorporated Documents
(f)	The Purchase Agreement
(g)	The Registration Rights Agreement
(h)	The DTC Letter of Representations
(i)	Authorization of the Securities and the Exchange Securities
(j)	Authorization of the Indenture
(k)	Descriptions in the Offering Memorandum
(l)	No Material Adverse Change
(m)	Independent Accountants
(n)	Preparation of the Financial Statements
(o)	Incorporation and Good Standing of Company and its Subsidiaries
(p)	Capitalization and Other Capital Stock Matters
(q)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required
(r)	No Material Actions or Proceedings
(s)	Intellectual Property Rights
(t)	All Necessary Permits, Etc.
(u)	Regulatory Matters
(v)	Medicare/Medicaid Participation
(w)	Title to Properties
(x)	Material Agreements
(y)	Tax Law Compliance
(z)	Company Not an “Investment Company”.
(aa)	Insurance
(bb)	No Price Stabilization or Manipulation
(cc)	Solvency
(dd)	No Unlawful Contributions or Other Payments
(ee)	Company’s Accounting System
(ff)	Compliance with Environmental Laws
(gg)	ERISA Compliance
(hh)	Regulation S Compliance
(ii)	Taxes; Fees
(jj)	No Labor Disputes
(kk)	Brokers
(ll)	No Outstanding Loans or Other Indebtedness

Section 2.	Purchase, Sale and Delivery of the Securities
(a)	The Securities

i

(b)	The Closing Date
(c)	Delivery of the Notes
(d)	Delivery of Offering Memorandum to the Initial Purchaser
(e)	Initial Purchaser as Qualified Institutional Buyer

Section 3.	Covenants
(a)	The Initial Purchaser’s Review of Proposed Amendments and Supplements
(b)	Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters
(c)	Copies of the Offering Memorandum
(d)	Blue Sky Compliance
(e)	Depositary
(f)	Additional Issuer Information
(g)	Intentionally Omitted
(h)	Future Reports to the Initial Purchaser
(i)	No Integration
(j)	Legended Securities
(k)	PORTAL
(l)	Rating of Securities

Section 4.	Payment of Expenses

Section 5.	Conditions to the Obligations of the Initial Purchaser
(a)	Accountants’ Comfort Letter
(b)	Opinion of Counsel for the Company
(c)	Opinion of General Counsel for the Company
(d)	Opinion of Regulatory Counsel for the Company
(e)	Opinion of Counsel for the Initial Purchaser
(f)	Officers’ Certificate
(g)	Bring-down Comfort Letters
(h)	Registration Rights Agreement
(i)	Additional Documents
(j)	Ratings
(k)	CMI Acquisition Agreement

Section 6.	Reimbursement of Initial Purchaser’s Expenses

Section 7.	Offer, Sale and Resale Procedures
(a)	Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons
(b)	No General Solicitation
(c)	Restrictions on Transfer

Section 8.	Indemnification
(a)	Indemnification of the Initial Purchaser
(b)	Indemnification of the Company and the Guarantors and their Directors and Officers

ii

iii

Purchase Agreement

February 26, 2004

BANC OF AMERICA SECURITIES LLC
9 West 57th Street,
New York, NY 10019

Ladies and Gentlemen:

Introductory.  InSight Health Services Corp., a Delaware corporation (“the Company”), proposes to issue and sell to Banc of America Securities LLC (the “Initial Purchaser”), $25,000,000 aggregate principal amount of the Company’s 9 7/8% Senior Subordinated Notes Due 2011 (the “Notes”).

The Notes will be issued pursuant to that certain indenture, dated as of October 30, 2001, among the Company, the Guarantors (as defined below) and U.S. Bank Trust National Association (successor to State Street Bank and Trust Company N.A.), as trustee (the “Trustee”) as supplemented through the date hereof (the “Existing Indenture”) and as further supplemented pursuant to that certain supplemental indenture to be dated as of March 8, 2004 (the “Supplemental Indenture” and together with the Existing Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee.  Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) in accordance with a letter of representations, to be dated as of the Closing Date (as defined in Section 2), to be entered into in connection with the issuance of the Securities (the “DTC Letter of Representations”) between the Company and the Depositary.

The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will, upon issuance of the Notes, become fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) InSight Health Services Holdings Corp. (“Holdings”), (ii) each of the Company’s directly and indirectly wholly-owned subsidiaries listed in Schedule B attached hereto, and (iii) any wholly-owned or other subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Holdings and the subsidiaries of the Company referred to in (ii) and (iii) above (collectively, the “Guarantors,” and the subsidiaries referred to in (ii) and (iii) above, the “Subsidiary Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities,” and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchaser pursuant to which the Company and the Guarantors agree to file, within 240 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the “Commission”) registering the Exchange Securities under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

Concurrent with the offering, the Company is entering into a third amendment, waiver and consent to its Existing Credit Agreement (defined below) (the “Bank Amendment”), to facilitate the financing of the proposed acquisition (the “CMI Acquisition”) by the Company of 22 diagnostic imaging centers as described in the Offering Memorandum (as defined below).

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchaser may sell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.  The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom.  The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum, dated February 25, 2004 (the “Preliminary Offering Memorandum,” it being understood that no financial statements of the business to be acquired in the CMI Acquisition have been included in the Preliminary Offering Memorandum), and has prepared and will deliver to the Initial Purchaser, copies of the Offering Memorandum (defined below), describing the terms of the Securities, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  As used herein, the “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated February 26, 2004 including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined in Section 1 below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of offers to purchase Securities.  Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Securities.

All references in this Agreement to financial statements and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum; and all references in this Agreement to the Transaction Documents shall be deemed to mean and include this Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities and the DTC Letter of Representations.  References herein to “Subsidiaries” shall mean each corporation, partnership, limited liability company, joint venture or other entity in which (i) the Company owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) the Company or any Subsidiary is the sole general partner or the sole managing member.

Each of the Company and the Guarantors hereby confirms its respective agreement with the Initial Purchaser as follows:

Section 1.                                            Representations and Warranties.  The Company and each of the Guarantors hereby jointly and severally represent, warrant and covenant to the Initial Purchaser as follows:

(a)                                  No Registration Required.  Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, sale and delivery of the Securities to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Supplemental Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                 No Integration of Offerings or General Solicitation.  None of the Company or any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)) or any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  Eligibility for Resale Under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)                                 The Offering Memorandum.  The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.  Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4).  None of the Company or any Guarantor has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Offering Memorandum or as agreed upon by the Initial Purchaser.

(e)                                  Incorporated Documents.  The Offering Memorandum as delivered from time to time shall incorporate by reference the Annual Report of Holdings on Form 10-K for the fiscal year ended June 30, 2003 filed with the Commission on September 26, 2003 (the “Annual Report”), each Quarterly Report of Holdings on Form 10-Q filed with the Commission between September 26, 2003 and the Closing Date, the Current Report on Form 8-K filed with the Commission on February 17, 2004 and each Current Report of the Company on Form 8-K (and any amendment(s) thereto, but not including any filings made under Item 9 or 12 of Form 8-K) filed with the Commission between the date hereof and the Closing Date.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were, or hereafter are, filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(f)                                    The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(g)                                 The Registration Rights Agreement.  At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).  Pursuant to the Registration Rights Agreement, the Company and each Guarantor will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

(h)                                 The DTC Letter of Representations.  At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(i)                                     Authorization of the Securities and the Exchange Securities.  (i) The Notes to be issued to the Initial Purchaser are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (ii) prior to their issuance, the Exchange Notes will have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the Notes will be in the form contemplated by the Indenture, will have been, prior to their issuance, duly authorized for issuance and sale pursuant to this Agreement and the Indenture and will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Indenture and delivered, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; and (iv) prior to their issuance, the Guarantees of the Exchange Notes will be in the form contemplated by the Indenture and will have been duly and validly authorized for issuance and sale pursuant to the Indenture and when issued and authenticated in accordance with the terms of the Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

(j)                                     Authorization of the Indenture.  The Existing Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and the Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery by other parties thereto) the Existing Indenture constitutes, and the Indenture will constitute, a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(k)                                  Descriptions in the Offering Memorandum.  The Notes, the Guarantees of the Notes and the Indenture conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum.  The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time such Registration Statement becomes effective.

(l)                                     No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, assets, properties, liabilities (contingent or otherwise) or operations, of Holdings or the Company and its Subsidiaries considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) Holdings, the Company and the Subsidiaries of the Company considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Holdings, the Company or any of the Subsidiaries of the Company on any class of capital stock (except for dividends paid by a Subsidiary of the Company to the Company or to another Subsidiary of the Company) or repurchase or redemption by Holdings, the Company or any of the Subsidiaries of the Company of any class of capital stock.

(m)                               Independent Accountants.  Arthur Andersen LLP, Ernst & Young LLP, Herbein + Company, Inc. and PricewaterhouseCoopers LLP, each of whom who have expressed their opinion with respect to the respective financial statements (which term as used in this Agreement includes the related notes thereto) included in or incorporated by reference in the Offering Memorandum are or, in the case of Arthur Andersen LLP, were independent public or certified public accountants as to the Company within the meaning of Regulation S-X under the Exchange Act.

(n)                                 Preparation of the Financial Statements.  The consolidated financial statements of Holdings (including its predecessor InSight Health Services Corp.), together with the related notes, included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of Holdings, the Company and its Subsidiaries, on a consolidated basis, as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The financial statements of Holdings (including its predecessor InSight Health Services Corp.) included or incorporated by reference in the Offering Memorandum comply as to form with the applicable requirements of the Securities Act, except that the Offering Memorandum does not include certain pro forma financial information as described under the caption “SEC Review” in the Offering Memorandum.  Such financial statements of Holdings (including its predecessor InSight Health Services Corp.) have been prepared in conformity with generally accepted accounting principles as applied in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data with respect to Holdings (including its predecessor InSight Health Services Corp.) set forth in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Consolidated Historical Forma Financial Data,”  present fairly, in all material respects, the historical financial information set forth therein on a basis consistent with that of the audited and unaudited financial statements of Holdings (including its predecessor InSight Health Services Corp.) incorporated by reference in the Offering Memorandum.  The pro forma financial information included in notes to Holdings’ financial statements in the Annual Report and the Quarterly Reports incorporated by reference into the Offering Memorandum as described in clause 1(e) above present fairly, in all material respects, the information contained therein, have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable in light of then existing conditions and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The consolidated financial statements of each of the businesses acquired or to be acquired, as the case may be, in the Central Valley acquisition, the CDL acquisition and the CMI Acquisition (each as described in the Offering Memorandum) included in the annexes to Offering Memorandum present fairly the financial position of such businesses as of the dates indicated and the results of their operations and cash flows for the periods specified, except that, as disclosed in the Offering Memorandum, the financial statements of the business to be acquired in the CMI Acquisition include financial information and results of a facility which will not be acquired by the Company.  Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except that the audit opinion for the financial statements of the business acquired in the Central Valley acquisition has not been provided.

(o)                                 Incorporation and Good Standing of Company and its Subsidiaries.  Each of Holdings, the Company and the Subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; each of Holdings, the Company and the Subsidiaries of the Company has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; and each of Holdings, the Company and the Subsidiary Guarantors has the power and authority to enter into and/or perform its obligations, as the case may be, under each of this Agreement, the Indenture, the Registration Rights Agreement, the DTC Letter of Representations, the Securities and the Exchange Securities to which it is a party.  Each of Holdings, the Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(p)                                 Capitalization and Other Capital Stock Matters.  At the date specified in such table, Holdings had the authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” under the heading “Actual.”  At the date specified in such table, on a consolidated basis, after giving pro forma effect to  the issuance and sale of the Securities and additional borrowings under the Company’s credit facilities as described in the Offering Memorandum (the “Existing Credit Agreement”), Holdings would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” under the heading “Pro Forma.”  All of the outstanding shares of capital stock of Holdings and the Company have been duly authorized and validly issued, are fully paid and nonassessable.  None of the outstanding shares of capital stock of Holdings or the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Holdings or the Company, as the case may be.  Except for rights of first refusal or “tag-along” or “drag along” rights customarily contained in stockholders’ agreements, partnership agreements or joint venture operating agreements, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Holdings or the Company or any of the Subsidiaries, other than those described in the

Offering Memorandum.  The description of Holdings’ stock option, stock bonus, stock purchase and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes, in all material respects, such plans, arrangements, options and rights.  As of the date hereof, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except for any security interests, mortgages, pledges, liens, encumbrances or claims of the lenders existing under the Existing Credit Agreement and except as described in the Offering Memorandum.  In addition, all of the issued and outstanding capital securities of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except as described in Schedule C, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for any security interests, mortgages, pledges, liens, encumbrances or claims of the lenders existing under the Credit Agreement, dated as of October 17, 2001, among the Company, the Guarantors, Bank of America, N.A., as administrative agent, Wachovia Bank, National Association (formerly known as First Union National Bank), as syndication agent, The CIT Group/Business, Inc., as documentation agent, and the other lenders party thereto (such agreement, as amended from time to time, the “Existing Credit Agreement”).  The only Subsidiaries of the Company are those Subsidiaries listed in Schedule C hereto.  All of the Company’s wholly-owned Subsidiaries are Guarantors.

(q)                                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of Holdings, the Company or any of its Subsidiaries is in violation of its charter or by-laws or is in default or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which Holdings, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Holdings, the Company or any of its Subsidiaries is subject (each, an “Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or except for such defaults that have been waived in writing.  The Company’s and each Guarantor’s execution, delivery and performance of this Agreement, the Company’s and each Guarantor’s execution and delivery of, and the performance by the Company and the Guarantors of, the Registration Rights Agreement and the Indenture, the Company’s execution and delivery of, and the performance by the Company of, the DTC Letter of Representations and the CMI Acquisition Agreement (as defined below), and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including the CMI Acquisition Agreement) (i) will not result in any violation of the provisions of the partnership agreement, operating agreement, charter or by-laws, as applicable, of Holdings, the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings, the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Instrument, except for consents required under the Existing Credit Agreement to complete the CMI Acquisition which will be obtained if the Bank Amendment becomes effective and except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Holdings or the Company or any of its Subsidiaries except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or each Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Indenture or the CMI Acquisition Agreement, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including the CMI Acquisition), except such as will be obtained by the Company or the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated herein and in the Offering Memorandum and in connection with Holdings’, the Company’s and the Subsidiary Guarantors’ obligations under the Registration Rights Agreement.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Holdings or the Company or any of its Subsidiaries.

(r)                                    No Material Actions or Proceedings.  Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of Holdings and the Company, threatened (i) against or affecting Holdings or the Company or any of the Subsidiaries, (ii) which has as the subject thereof any property owned or leased by Holdings, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Holdings or the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement.

(s)                                  Intellectual Property Rights.  The Company and its Subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change and, except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

(t)                                    All Necessary Permits, Etc.  The Company and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(u)                                 Regulatory Matters.  To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of (i) the Company, any of its Subsidiaries, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any of its Subsidiaries, or (ii) any entity which the Company or any of its Subsidiaries manages or for which the Company or any of its Subsidiaries provides billing services (“Managed Entity”) or the employees of any Managed Entity who are leased from the Company or any of  its Subsidiaries, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of the Company or any of its Subsidiaries or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.  To the knowledge of Holdings, the Company and each Subsidiary Guarantor, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any Subsidiary that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.  To the actual knowledge of the officers of the Company, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.  To the actual knowledge of the officers of the Company, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.  To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of the Company, any of its Subsidiaries, any Managed Entity or any of the officers, directors, employees or agents (as described above) of the Company or any Subsidiary or any employee of any Managed Entity who is leased from the Company or any Subsidiary, has engaged in any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the Company, any Subsidiary, or any Managed Entity.  To the actual knowledge of the officers of the Company, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with the Company, any Subsidiary or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law.  “Healthcare Law” means the following laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers:  (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act (“SSA”); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state health care program (including, but not limited to, Medicare, Medicaid, and the federal Military Health System (“Tricare”); (iii) the licensure, certification or registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state health care program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

(v)                                 Medicare/Medicaid Participation.  To the knowledge of Holdings, the Company and each Subsidiary, none of the Company, any of its Subsidiaries, or any existing officers or directors of the Company or the respective Subsidiary who is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company or the respective Subsidiary:  (1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a federal or state health care program; or (3) has been convicted (as that term in defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:  (i) criminal offenses relating to the delivery of an item or service under Medicare or any federal or state health care program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this paragraph; or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which the Company, such Subsidiary or such entity bills directly to Medicare for services furnished by the Company, such Subsidiary or such entity.  The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such Subsidiary, or such other entity bills directly to such state’s Medicaid agency for services provided by the Company, such Subsidiary, or such other entity for Medicaid patients.

(w)                               Title to Properties.  Except as otherwise disclosed in the Offering Memorandum, the Company and each of its Subsidiaries has good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not reasonably be expected to result in a Material Adverse Change.  Any real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, except for such invalidations and unenforceabilities as would not reasonably be expected to result in a Material Adverse Change.

(x)                                   Material Agreements.  The agreements, contracts or instruments listed as exhibits to the Annual Report and those listed in Schedule A attached hereto are the only material agreements, contracts or instruments binding upon Holdings and/or the Company and its Subsidiaries, or agreements, contracts or instruments that provide for the payments by Holdings, the Company or any of its Subsidiaries in excess of $5 million  during the current fiscal year and any fiscal year ending after the Closing Date.

(y)                                 Tax Law Compliance.  The Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  The Company and each Subsidiary Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its

Subsidiaries has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change.

(z)                                   Company Not an “Investment Company”.  Holdings and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  None of Holdings or the Company is an “investment company” within the meaning of Investment Company Act and each of Holdings and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa)                            Insurance.  Each of the Company and its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  To the best of the Company’s knowledge, after due inquiry, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Company or any of its Subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

(bb)                          No Price Stabilization or Manipulation.  None of the Company, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)                            Solvency.  Holdings, the Company and each of the Company’s Subsidiaries, taken as a whole, is Solvent.  As used herein, the term “Solvent” means, with respect to Holdings, the Company and its Subsidiaries, taken as a whole, on a particular date, that on such date (i) such entity is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such entity’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged or is to engage, (iv) the fair value of the assets of such entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such entity and (v) the present fair salable value of the assets of such entity is not less than the amount that will be required to pay the probable liability of such entity on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(dd)                          No Unlawful Contributions or Other Payments.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s or any Guarantor’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(ee)                            Company’s Accounting System.  The Company and each of its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States of America and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)                                Compliance with Environmental Laws.  Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i)  the Company and each of its Subsidiaries have all permits, authorizations and approvals required under any Environmental Laws and are in compliance with their requirements, (ii) neither the Company nor any of its Subsidiaries, to the knowledge of the Company, after due inquiry, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (iii) there is, to the knowledge of the Company, after due inquiry, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(gg)                          ERISA Compliance.  The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA or, if not in compliance, would not reasonably be expected to result in a Material Adverse Change.  “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh)                          Regulation S Compliance.  The Company, the Guarantors and their respective Affiliates and all authorized persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

(ii)                                  Taxes; Fees.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(jj)                                  No Labor Disputes.  As of the date hereof, (i) there is no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case which is likely to result in a Material Adverse Change.

(kk)                            Brokers. Except for the Initial Purchaser, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of offering, issuance and sale of the Notes contemplated by this Agreement.

(ll)                                  No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Offering Memorandum.

(mm)                      CMI Acquisition Agreement.  The CMI Acquisition has been duly authorized by the Company and, to the knowledge of the Company, CMI.  The stock purchase agreement relating to the CMI Acquisition, dated February 13, 2004 (the “CMI Acquisition Agreement”) has been duly authorized and is a valid and binding agreement of the Company and, to the knowledge of the Company, CMI, enforceable against the Company and, to the knowledge of the Company, CMI in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchaser pursuant to this Agreement or to counsel for the Initial

Purchaser shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters set forth therein.

Section 2.                                            Purchase, Sale and Delivery of the Securities.

(a)                                  The Securities.  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein, the Company agrees to issue and sell, and the Initial Purchaser agrees to purchase from the Company, $25,000,000 aggregate principal amount of Notes at a purchase price of  $24,375,000.00 payable on the Closing Date.

(b)                                 The Closing Date.  Delivery of certificates for the Securities in definitive form to be issued and sold to the Initial Purchaser (and payment of the purchase price therefor) shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022-6069 (or such other place as may be agreed to by the Company and the Initial Purchaser) at 9:00 a.m. New York City time, on March 8, 2004, or such other time and date as the Company and the Initial Purchaser shall mutually agree upon (the time and date of such closing are called the “Closing Date”).

(c)                                  Delivery of the Notes.  The Company shall deliver, or cause to be delivered to the Initial Purchaser, certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of the Depositary or its nominee, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchaser may designate.  Time shall be of the essence.

(d)                                 Delivery of Offering Memorandum to the Initial Purchaser.  Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.

(e)                                  Initial Purchaser as Qualified Institutional Buyer.  The Initial Purchaser represents and warrants to, and agrees with, the Company that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) has complied and will comply with the offering restrictions requirements of Regulations S.

Section 3.                                            Covenants.  The Company and the Guarantors undertake, jointly and severally, to cooperate with the Initial Purchaser and provide information required by the Initial Purchaser in connection with the offer and sale of the Securities to Subsequent Purchasers.  The Company and each Guarantor further jointly and severally covenant and agree with the Initial Purchaser as follows:

(a)                                  The Initial Purchaser’s Review of Proposed Amendments and Supplements.   Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects in writing within 3 business days (with advice from its independent counsel).

(b)                                 Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.  If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

(c)                                  Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as it shall have reasonably requested prior to or at the time of the original printing of the Offering Memorandum or any amendment or supplement thereto.

(d)                                 Blue Sky Compliance.  Holdings, the Company and the Subsidiary Guarantors shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Holdings, the Company and the Subsidiary Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  Holdings and the Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Holdings, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                  Depositary.  The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(f)                                    Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, the Company, or, if permitted by the Exchange Act, Holdings, shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act; provided that if such filings are being made by Holdings, rather than by the Company, such filings shall adequately disclose the Company’s results of operations and financial condition in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in at least such detail as would be required if the Company were filing such report.  In addition, at any time Holdings or the Company is not subject to Section 13 or 15 of the Exchange Act, Holdings and the Company covenant that they will furnish, at their expense, upon request, to registered holders of Securities within the time periods specified in the Exchange Act (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Holdings or the Company were required to file such Forms, (including, in each case, financial information and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Holdings’ and the Company’s certified independent accountants); and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings or the Company were required to file such reports.  In addition, following the date the Company is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, Holdings and the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective purchasers of Securities upon request.  In addition, the Company and the Guarantors agree that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information (together with the documents referred to in the second sentence of this paragraph, the “Additional Issuer Information”) required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g)                                 [Intentionally Omitted]

(h)                                 Future Reports to the Initial Purchaser.  For so long as any Securities or Exchange Securities remain outstanding, Holdings and the Company will furnish to the Initial Purchaser (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of Holdings and the Company containing the balance sheet of Holdings and the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of Holdings’ and the Company’s independent public or certified public accountants; (ii) as soon as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by Holdings and the Company with the Commission; and (iii) as soon as available, copies of any report or communication of Holdings and the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

(i)                                     No Integration.  Each of Holdings and the Company agrees that it will not and will cause its affiliates not to, make any offer or sale of securities of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the issuance and sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchaser to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)                                     Legended Securities.  Each certificate for a Note will bear the legend substantially in the form set forth in the section of the Offering Memorandum entitled “Notice to Investors” for the time period and upon the other terms stated therein.

(k)                                  PORTAL.  The Company will use its reasonable best efforts to cause such Notes when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

(l)                                     Rating of Securities.  The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investor Services, Inc. (“Moody’s”) to provide their respective credit ratings to the Securities.

(m)                               Marketing. The Company and the Guarantors shall, if reasonably requested by the Initial Purchaser, assist in marketing the Securities following the date of this Agreement, which marketing assistance shall include, but not be limited to, (i) assisting in the preparation of marketing materials and supplementing and updating any such materials, (ii) having the senior management and directors of the Company and the Guarantors selected by the Initial Purchaser (in consultation with you) participate, at the Initial Purchaser’s reasonable request, in presentations (including “one-on-one” meetings) with proposed purchasers of the Securities and (iii) promptly, upon the Initial Purchaser’s reasonable request, providing, and causing the Guarantors to provide, to the Initial Purchaser all information deemed reasonably necessary by the Initial Purchaser to successfully sell any  Notes, including, but not limited to, information and projections prepared by the Company or the Guarantors or on behalf of any of the Company or the Guarantors relating to the CMI Acquisition.

The Initial Purchaser, may, in its sole discretion, waive in writing the performance by Holdings or the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.                                            Payment of Expenses.  The Company agrees, and Holdings shall cause the Company, to pay all reasonable costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (ii) all reasonable fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, (iv) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by an Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising such Initial Purchaser of such qualifications, registrations and exemptions, such fees and expenses under this clause (iv) not to exceed $10,000 in the aggregate, (v) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and (vii) the performance by Company of its other obligations under this Agreement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel, and shall be responsible for all roadshow related costs.

Section 5.                                            Conditions to the Obligations of the Initial Purchaser.  The obligation of the Initial Purchaser to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company and each Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                  Accountants’ Comfort Letter.  On the date hereof, the Initial Purchaser shall have received from each of PricewaterhouseCoopers LLP, independent public or certified public accountants for Holdings and Herbein + Company, Inc., public or certified public accountants letters dated the date hereof addressed to the Initial

Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 71, 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and other financial information included or incorporated by reference in the Offering Memorandum.

(b)                                 Opinion of Counsel for the Company.  On the Closing Date, the Initial Purchaser shall have received an opinion letter, reasonably satisfactory to the Initial Purchaser, from Kaye Scholer LLP, counsel for the Company, dated as of such Closing Date, in substantially the same form attached as Exhibit A.

(c)                                  Opinion of General Counsel for the Company.  On the Closing Date, the Initial Purchaser shall have received an opinion letter, reasonably satisfactory to the Initial Purchaser, from Marilyn U. MacNiven-Young, General Counsel for the Company, dated as of such Closing Date, in substantially the same form attached as Exhibit B.

(d)                                 Opinion of Regulatory Counsel for the Company.  On the Closing Date, the Initial Purchaser shall have received an opinion letter from Davis Wright Tremaine LLP, regulatory counsel for the Company, dated as of such Closing Date, in the form attached as Exhibit C.

(e)                                  Opinion of Counsel for the Initial Purchaser.  On the Closing Date, the Initial Purchaser shall have received an opinion letter, reasonably satisfactory to the Initial Purchaser, from Shearman & Sterling LLP, counsel for the Initial Purchaser dated as of the Closing Date, with respect to certain matters in form and substance satisfactory to the Initial Purchaser.

(f)                                    Officers’ Certificate.  On the Closing Date, each of Holdings and the Company shall deliver to the Initial Purchaser written certificates, executed by the Chief Executive Officer, President, Executive Vice President or Senior Vice President of each of Holdings and the Company, as the case may be, and the Chief Financial Officer or Chief Accounting Officer of each of Holdings and the Company, as the case may be, dated as of the Closing Date, to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change;

(ii)                                  for the period from the date of this Agreement and prior to the Closing Date, there shall not have been any downgrading from the ratings of B3 by Moody’s and B- by S&P (in each case with a “negative outlook” by such rating agencies) on the Securities, nor shall any notice (other than that which is contained in S&P’s ratings release dated February 5, 2004 and Moody’s rating release dated February 18, 2004, in each case, relating to the Company) have been given from such rating agencies of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change in any such ratings;

(iii)                               the representations, warranties and covenants of the Company and each Guarantor, as the case may be, and set forth in Section 1 of this Agreement are true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) with the same force and effect as though expressly made on and as of the Closing Date; and

(iv)                              the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)                                 E&Y Comfort Letter and Bring-down Comfort Letters.  On the Closing Date the Initial Purchaser shall have received (i) from Ernst & Young LLP, independent public or certified public accountants, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 71, 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements of the business to be acquired in the CMI Acquisition included or incorporated by reference in the Offering Memorandum and (ii) from PricewaterhouseCoopers LLP, independent public or certified public accountants for Holdings, a letter dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)                                 Registration Rights Agreement.  The Company and the Guarantors shall enter into the Registration Rights Agreement and deliver to the Initial Purchaser executed counterparts thereof.

(i)                                     Additional Documents.  On or before the Closing Date, the Company shall deliver to the Initial Purchaser and counsel for the Initial Purchaser such information and documents as the Initial Purchaser and such counsel may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(j)                                     Ratings.  There shall not have been any downgrading from the ratings of B3 by Moody’s and B- by S&P (in each case with a “negative outlook” by such rating agencies) on the Securities, nor shall any notice (other than that which is contained in S&P’s ratings release dated February 5, 2004 and Moody’s rating release dated February 18, 2004, in each case, relating to the Company) have been given by such rating agencies of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change in any such ratings.

(k)                                  CMI Acquisition Agreement. The CMI Acquisition Agreement shall be in full force and effect.

Section 6.                                            Reimbursement of Initial Purchaser’s Expenses.    The Company also agrees to, and Holdings agrees to cause the Company to, reimburse the Initial Purchaser for upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchaser in connection with the proposed offering and sale of the Securities (including the fees and expenses of its counsel) in an amount of $112,500, provided, however, that, if this Agreement is terminated pursuant to Section 5 or Section 10, or if the issuance and sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to, and Holdings agrees to cause the Company to, reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchaser in connection with the proposed offering and sale of the Securities.

Section 7.                                            Offer, Sale and Resale Procedures.  The Initial Purchaser, on the one hand, and Holdings and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                  Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons.  Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 No General Solicitation.  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                  Restrictions on Transfer.  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the form contained in the section entitled “Notice to Investors” in the Offering Memorandum.

Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

Section 8.                                            Indemnification.

(a)                                  Indemnification of the Initial Purchaser.  Each of Holdings, the Company and each of the Subsidiary Guarantors jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Holdings and the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such loss, claim, damage, liability or expense is not covered in items (i) through (iii) (subject to the limitations set forth below), provided that none of the Company or any Guarantor shall be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse such Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that Holdings or the Company and the Subsidiary Guarantors may otherwise have.

(b)                                 Indemnification of the Company and the Guarantors and their Directors and Officers.  The Initial Purchaser agrees to indemnify and hold harmless Holdings and the Company and each of their respective directors and each person, if any, who controls the Company or Holdings within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which Holdings or the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse Holdings and the Company or any such director or controlling person for any legal and other expenses reasonably incurred by Holdings or the Company or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Holdings and the Company hereby acknowledge that the only information that the Initial Purchaser has furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (A) the sixth full paragraph on introductory page ii of the Offering Memorandum relating to stabilizing transactions, (B) the third sentence under the caption “Risk Factors—Risks Relating to the Notes —You cannot be sure that an active trading market will develop for the Notes,” and (C) the first sentence of the third paragraph, the first three sentences of the fourth paragraph, the third sentence of the sixth paragraph and the seventh paragraph under the caption “Plan of Distribution” in the Offering Memorandum; and the Initial Purchaser confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchaser in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9.                                            Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds, if any, from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount, if any, received by the Initial Purchaser bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by Holdings, the Company or the Subsidiary Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of Holdings and the Company and each person, if any, who controls Holdings and the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Holdings and the Company.

Section 10.                                      Termination of this Agreement.  On or prior to the Closing Date this Agreement may be terminated by the Initial Purchaser by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or NYSE, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or Delaware authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities or (iv) in the reasonable judgment of the Initial Purchaser there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and  6 hereof, (b)  the Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 11.                                      Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of Holdings and the Company of their officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, Holdings or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 12.                                      Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or by facsimile and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Facsimile: 212-583-8567
Attention: Legal Department

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: 212-848-7179
Attention: James S. Scott, Sr.

If to the Company or Holdings:

InSight Health Services Corp.
26250 Enterprise Court
Suite 100
Lake Forest, CA 92630
Facsimile: 949-462-3703
Attention: General Counsel

with copies to:

J.W. Childs Associates, L.P.
111 Huntington Avenue
Suite 2900
Boston, MA 02199
Facsimile: 617-753-1101
Attention: Edward D. Yun

and to:

The Halifax Group, L.L.C.
1133 Connecticut Avenue N.W.
Suite 700
Washington, D.C. 20036
Facsimile: 202-296-7133
Attention: David W. Dupree

and to:

Kaye Scholer LLP
245 Park Avenue
New York, NY 10022
Facsimile: 212-836-8689
Attention: Stephen C. Koval, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.                                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser by reason of such purchase.

Section 14.                                      Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.                                      Governing Law; Consent to Jurisdiction.

(a)                                  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)                                 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.                                      General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

INSIGHT HEALTH SERVICES CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

INSIGHT HEALTH CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

SIGNAL MEDICAL SERVICES, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

OPEN MRI, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

MAXUM HEALTH CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

RADIOSURGERY CENTERS, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

MAXUM HEALTH SERVICES CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

MRI ASSOCIATES, L.P.

By:	InSight Health Corp., its General Partner

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

MAXUM HEALTH SERVICES OF DALLAS, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

NDDC, INC.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

DIAGNOSTIC SOLUTIONS CORP.

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

ORANGE COUNTY REGIONAL PET CENTER- IRVINE, LLC
By:	InSight Health Corp., its sole member

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

VALENCIA MRI, LLC
By:	InSight Health Corp., its sole member

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC
By:	InSight Health Corp., its sole member

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

WILKES-BARRE IMAGING, LLC
By:	InSight Health Corp., its sole member

By:	/s/ Steven T. Plochocki
Name: Steven T. Plochocki
Title: President and Chief Executive Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Elton Vogel
Name: Elton Vogel
Title: Managing Director